Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES FIRST QUARTER 2019 RESULTS
RUTLAND, VERMONT (April 30, 2019) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three month period ended March 31, 2019.
First Quarter Highlights:

•	Revenues were $163.7 million for the quarter, up $16.2 million, or up 11.0%, from the same period in 2018.

•	Overall solid waste pricing for the quarter was up 5.0%, driven by strong collection pricing up 6.0%, and robust landfill pricing up 4.2%, from the same period in 2018.

•	Net loss was $(1.7) million for the quarter, an improvement of $2.2 million, up 56.2%, from the same period in 2018.

•	Adjusted EBITDA* was $26.6 million for the quarter, up $2.0 million, or up 8.1%, from the same period in 2018.

•	The Company reaffirms its revenue, net income, Adjusted EBITDA and Normalized Free Cash Flow* guidance ranges for the fiscal year ending December 31, 2019 (“fiscal 2019”).

•
The Company completed the acquisition of a waste collection company with approximately $7.0 million of annual revenues earlier today and remains on track to exceed its acquisition target range for fiscal 2019.

“We are pleased with the strong start to the year, as we continued to execute well against our key strategies as part of our 2021 plan,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “We remain focused on driving Normalized Free Cash Flow growth by increasing landfill returns, improving collection profitability, creating incremental value through resource solutions, using technology to drive profitable growth and efficiencies, and prudently allocating capital for strategic growth.”
“Our solid waste pricing programs are running ahead of budget as we advanced 6.0% pricing in the collection line-of-business and 4.2% pricing at the landfills, for overall solid waste price of 5.0% during the first quarter,” Casella said. “Our disciplined pricing programs are aimed at balancing volume growth while covering inflation and expanding margins. We accomplished both goals in our collection operations, with margins and cash flows up as we shed unprofitable work, improved operating efficiencies, and offset historically high inflation.”
As expected, lower disposal volumes negatively impacted revenues by $3.4 million year-over-year due to a one-time $3.5 million soil remediation project in the first quarter last year that did not repeat this year,” Casella said. “Given the continued tightening of the northeast disposal market, we worked to drive strong pricing discipline, coupled with our goals to maintain sufficient landfill capacity through the higher priced summer months and to eliminate more challenging waste streams. We expect positive disposal volume growth through the remainder of the year.”
“Due to our efforts to restructure third-party recycling processing contracts and off-take commodity pricing risk, we improved operating income year-over-year in our recycling business despite commodity prices being down roughly 18% during the same period,” Casella said. “Our SRA fee, revenue share contracts and contamination fees combined with our efforts to produce higher quality materials and manage processing costs have allowed us to improve recycling financial performance in a challenging commodity pricing environment.”
“Earlier today we purchased substantially all of the assets of M.C. Disposal, Inc. (“MCD”), a waste collection company with roughly $7.0 million of annual revenues located in Maine,” Casella said. “MCD has built a solid business through excellent customer service, and we expect this acquisition will tuck-in well with our existing operations and allow us to build further route density and drive operational efficiencies. We are pleased to welcome the hardworking MCD employees and owners to our team.”
“While there is still work ahead of us, we have made great progress over the last several months successfully integrating and recognizing synergies from the ten acquisitions that we completed in 2018,” Casella said. “Our acquisition pipeline remains robust with over $40 million of annual revenues under letter of intent that we expect to close by the end of the third quarter. We believe that there is additional opportunity to drive cash flow growth across our footprint through strategic growth.”

For the quarter, revenues were $163.7 million, up $16.2 million, or 11.0%, from the same period in 2018, with revenue growth mainly driven by: robust collection and disposal pricing; the roll-over impact from acquisitions; higher recycling, organics and customer solutions volumes; and higher recycling processing fees; partially offset by lower solid waste volumes; the closure of the Southbridge Landfill; and lower recycling commodity prices.
Net loss was $(1.7) million for the quarter, or $(0.04) per diluted common share for the quarter, as compared to net loss of $(3.9) million, or $(0.09) per diluted common share for the same period in 2018. Adjusted Net Loss* was $(0.5) million for the quarter, or Adjusted Diluted Loss Per Common Share* of $(0.01) for the quarter, as compared to Adjusted Net Income of $0.1 million, or Adjusted Diluted Earnings Per Common Share of $0.00 for the same period in 2018.
The first quarter included: $0.7 million of expense from acquisition activities and other items; and $0.6 million of legal expenses associated with the Southbridge Landfill closure.
Operating income was $4.4 million for the quarter, as compared to operating income of $0.8 million for the same period in 2018. Adjusted Operating Income* was $5.7 million for the quarter, up $0.8 million from the same period in 2018. Adjusted EBITDA was $26.6 million for the quarter, up $2.0 million from the same period in 2018, with growth mainly driven by improved performance in the Company's collection, recycling and customer solutions lines-of-business, partially offset by a decline in performance in the disposal line-of-business.
Net cash provided by operating activities was $4.8 million for the quarter, as compared to $12.8 million for the same period in 2018, with the reduction year-over-year mainly due to: (a) timing differences in cash outflows associated with accounts payable that are expected to normalize through the remainder of the fiscal year; and (b) the adoption of Accounting Standards Codification ("ASC") 842 on January 1, 2019, which shifted payments on landfill operating lease contracts from an investing activity to an operating activity on the statement of cash flows, with this change only impacting the financial statement positioning of this cash outflow.
Normalized Free Cash Flow was $(6.0) million for the quarter, as compared to $7.2 million for the same period in 2018, with the reduction year-over-year mainly due to: (a) timing differences in cash outflows associated with accounts payable that are expected to normalize through the remainder of the fiscal year; and (b) higher capital expenditures due to business growth and timing differences, with more trucks and equipment purchased in the first quarter this year versus last year. Normalized Free Cash Flow for the quarter included the following adjustments: $0.6 million of landfill closure, site improvement and remediation expenditures associated with the Southbridge Landfill; $0.7 million of cash outlays related to acquisition activities; $3.8 million of deposits for capital expenditures related to development activities; and $2.4 million of capital expenditures related to acquisitions.
Outlook
“Given the continued strength in our collection, recycling, and customer solutions operations year-to-date and our plan to increase volumes at our landfills (while maintaining pricing discipline) through the remainder of the year, we are reaffirming our revenue, net income, Adjusted EBITDA and Normalized Free Cash Flow guidance ranges for the fiscal 2019,” Casella said. “We do not expect the year-to-date declines in recycling commodity prices, most notably cardboard, to significantly impact our forecast for the remainder of the year.”
The Company reaffirmed or updated guidance for fiscal 2019 by estimating results in the following ranges:

•	Revenues between $710 million and $725 million;

•	Net income between $34 million and $38 million;

•	Adjusted EBITDA between $152 million and $156 million;

•
Net cash provided by operating activities between $111 million and $115 million (updated from range of $119 million and $123 million mainly due to adoption of ASC 842 that shifted payments on landfill operating lease contracts from an investing activity to an operating activity); and

•	Normalized Free Cash Flow between $51 million and $55 million.
Adjusted EBITDA and Normalized Free Cash Flow related to fiscal 2019 are described in the Reconciliation of 2019 Outlook Non-GAAP Measures section of this press release. Net income and Net cash provided by operating activities are provided as the comparable GAAP measures to Adjusted EBITDA and Normalized Free Cash Flow, respectively, however these forward-looking estimates for fiscal 2019 do not contemplate any unanticipated or non-recurring impacts.

Conference call to discuss quarter
The Company will host a conference call to discuss these results on Wednesday, May 1, 2019 at 11:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The Conference ID is 379 1619 for the call and the replay.
The call will also be webcast; to listen, participants should visit the company’s website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the Company's website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 379 1619).
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.
*Non-GAAP Financial Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP financial measure.
The Company also discloses earnings before interest and taxes, adjusted for the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP financial measure.
The Company also discloses net income (loss), adjusted for the U.S. tax reform impact, the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, impacts from divestiture transactions, losses on debt modifications, as well as impairment of investments ("Adjusted Net Income (Loss)"), which is a non-GAAP financial measure.
The Company also discloses Adjusted Diluted Earnings (Loss) Per Common Share, which is Adjusted Net Income divided by Adjusted Diluted Weighted Average Shares Outstanding, which includes the dilutive effect of options and restricted / performance stock units. Adjusted Diluted Earnings (Loss) Per Common Share is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, less capital expenditures, less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, plus (less) contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses Free Cash Flow plus (less) certain cash outflows (inflows) associated with landfill closure, site improvement and remediation, plus certain cash outflows associated with new contract and project capital expenditures, plus certain cash outflows associated with contract settlement costs, plus certain cash outflows associated with expense from acquisition activities and other items, plus certain cash outflows associated with deposits for capital expenditures related to new development activities, plus certain cash outflows associated with capital expenditures related to acquisitions or assumption of new customers from a distressed or defunct market participant, plus (less) cash outflows inflows) associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions (“Normalized Free Cash Flow”), which is a non-GAAP financial measure.

The Company also discloses net cash provided by operating activities, plus changes in assets and liabilities, net of effects of acquisitions and divestitures, gains on sale of property and equipment, environmental remediation charges, losses on debt extinguishment, stock based compensation expense, development project charges, the non-cash Southbridge Landfill closure charge, interest expense - less amortization, provisions for income taxes, net of deferred taxes, and adjustments as allowed by the Company's credit facility agreement ("Consolidated EBITDA") and total long-term debt and finance leases, less unencumbered cash and cash equivalents in excess of $2.0 million ("Consolidated Funded Debt, Net" and, divided by Consolidated EBITDA, the "Consolidated Net Leverage Ratio"), which are non-GAAP financial measures.
Adjusted EBITDA, Adjusted Operating Income and Adjusted Net Income (Loss) are reconciled to net income (loss); Adjusted Diluted Earnings (Loss) Per Common Share is reconciled to diluted earnings per common share; Free Cash Flow, Normalized Free Cash Flow and Consolidated EBITDA are reconciled to net cash provided by operating activities; and Consolidated Funded Debt, Net is reconciled to total long-term debt and finance leases.
The Company presents Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP financial measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio presented by other companies.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, our financial performance; financial condition; operations and services; prospects; growth; strategies; and guidance for fiscal 2019, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” "will," “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.
Such risks and uncertainties include or relate to, among other things: new policies adopted by China as part of its “National Sword” program that will restrict imports of recyclable materials into China and have had a material impact on the Company’s financial results; the planned capping and closure of the Southbridge Landfill and the pending litigation relating to the Southbridge Landfill, and the lawsuit relating to the North Country Landfill could result in material unexpected costs; adverse weather conditions may negatively impact the Company's revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company's need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company's control; the Company may be required to incur capital expenditures in excess of its estimates;

fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all; and the Company may incur environmental charges or asset impairments in the future.
There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's Form 10-K for the fiscal year ended December 31, 2018, and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended March 31,
	2019	2018
Revenues	$163,664	$147,455
Operating expenses:
Cost of operations	117,759	105,610
General and administration	22,742	21,027
Depreciation and amortization	17,489	15,983
Expense from acquisition activities and other items	677	—
Southbridge Landfill closure charge, net (1)	555	1,586
Contract settlement charge	—	2,100
Development project charge	—	311
	159,222	146,617
Operating income	4,442	838
Other expense (income):
Interest expense, net	6,343	6,425
Other income	(216)	(89)
Other expense, net	6,127	6,336
Loss before income taxes	(1,685)	(5,498)
Provision (benefit) for income taxes	29	(1,588)
Net loss	$(1,714)	$(3,910)
Diluted weighted average common shares outstanding	45,913	42,370
Diluted earnings per common share	$(0.04)	$(0.09)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2019	December 31, 2018
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$19,936	$4,007
Accounts receivable - trade, net of allowance for doubtful accounts	72,243	74,937
Other current assets	16,974	18,149
Total current assets	109,153	97,093
Property, plant and equipment, net of accumulated depreciation and amortization	379,372	404,577
Right-of-use asset - operating leases	106,932	—
Goodwill	162,734	162,734
Intangible assets, net of accumulated amortization	33,366	34,767
Restricted assets	1,345	1,248
Cost method investments	11,264	11,264
Deferred income taxes	9,472	9,594
Other non-current assets	14,675	11,133
Total assets	$828,313	$732,410
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current maturities of long-term debt and finance leases	$2,694	$2,298
Accounts payable	49,385	57,289
Current lease liability - operating leases	9,968	—
Other accrued liabilities	45,034	51,910
Total current liabilities	107,081	111,497
Long-term debt and finance leases, less current maturities	474,733	542,001
Lease liability - operating leases, less current portion	67,656	—
Other long-term liabilities	95,809	94,744
Total stockholders' equity (deficit)	83,034	(15,832)
Total liabilities and stockholders' equity (deficit)	$828,313	$732,410

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(1,714)	$(3,910)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,489	15,983
Depletion of landfill operating lease obligations	1,648	2,392
Interest accretion on landfill and environmental remediation liabilities	1,804	1,422
Amortization of debt issuance costs and discount on long-term debt	575	689
Stock-based compensation	1,431	2,077
Gain on sale of property and equipment	(57)	(283)
Southbridge Landfill non-cash closure charge (1)	—	1,403
Non-cash expense from acquisition activities and other items	14	—
Development project charge	—	311
Right-of-use asset - operating lease expense	2,579	—
Deferred income taxes	188	(1,187)
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(19,180)	(6,103)
Net cash provided by operating activities	4,777	12,794
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(1,222)	(18,958)
Additions to property, plant and equipment	(18,243)	(8,918)
Payments on landfill operating lease contracts	—	(509)
Proceeds from sale of property and equipment	57	342
Net cash used in investing activities	(19,408)	(28,043)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	10,600	66,700
Principal payments on long-term debt	(80,746)	(51,364)
Proceeds from the exercise of share based awards	260	310
Proceeds from the issuance of Class A Common Stock	100,446	—
Net cash provided by financing activities	30,560	15,646
Net increase in cash and cash equivalents	15,929	397
Cash and cash equivalents, beginning of period	4,007	1,995
Cash and cash equivalents, end of period	$19,936	$2,392
Supplemental Disclosure of Cash Flow Information:
Cash interest	$5,718	$5,547
Cash income taxes, net of refunds	$51	$36
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Non-current assets obtained through long-term obligations	$2,473	$1,444

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)
Note 1: Southbridge Landfill Closure Charge, Net
In June 2017, we initiated the plan to cease operations of our Southbridge Landfill. Accordingly, in the three months ended March 31, 2019 and 2018, we recorded charges associated with the closure of our Southbridge Landfill as follows:

	Three Months Ended March 31,
	2019	2018
Charlton settlement charge (1)	$—	$1,216
Legal and other costs (2)	555	370
Southbridge Landfill closure charge, net	$555	$1,586

(1)	We established a reserve associated with settlement of the Town of Charlton's claim against us.

(2)	We incurred legal costs as well as other costs associated with various matters as part of the Southbridge Landfill closure.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(Unaudited)
(In thousands)
Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income from Net loss:

	Three Months Ended March 31,
	2019	2018
Net loss	$(1,714)	$(3,910)
Net loss as a percentage of revenues	(1.0)%	(2.7)%
Provision (benefit) for income taxes	29	(1,588)
Other income	(216)	(89)
Interest expense, net	6,343	6,425
Expense from acquisition activities and other items	677	—
Southbridge Landfill closure charge, net	555	1,586
Contract settlement charge	—	2,100
Development project charge	—	311
Depreciation and amortization	17,489	15,983
Depletion of landfill operating lease obligations	1,648	2,392
Interest accretion on landfill and environmental remediation liabilities	1,804	1,422
Adjusted EBITDA	$26,615	$24,632
Adjusted EBITDA as a percentage of revenues	16.3%	16.7%
Depreciation and amortization	(17,489)	(15,983)
Depletion of landfill operating lease obligations	(1,648)	(2,392)
Interest accretion on landfill and environmental remediation liabilities	(1,804)	(1,422)
Adjusted Operating Income	$5,674	$4,835
Adjusted Operating Income as a percentage of revenues	3.5%	3.3%

Following is a reconciliation of Adjusted Net (Loss) Income from Net loss:

	Three Months Ended March 31,
	2019	2018
Net loss	$(1,714)	$(3,910)
Development project charge	—	311
Contract settlement charge	—	2,100
Southbridge Landfill closure charge, net	555	1,586
Expense from acquisition activities and other items	677	—
Tax effect (i)	(14)	(4)
Adjusted Net (Loss) Income	$(496)	$83
Diluted weighted average common shares outstanding	45,913	42,370
Dilutive effect of options and other stock awards	464	1,220
Adjusted Diluted Weighted Average Common Shares Outstanding	46,377	43,590
Adjusted Diluted (Loss) Earnings Per Common Share	$(0.01)	$0.00

(i)	The aggregate tax effect of the adjustments, including any impact of deferred tax adjustments.

Following is a reconciliation of Adjusted Diluted (Loss) Earnings Per Common Share from Diluted earnings per common share:

	Three Months Ended March 31,
	2019	2018
Diluted earnings per common share	$(0.04)	$(0.09)
Southbridge Landfill closure charge, net	0.01	0.03
Contract settlement charge	—	0.05
Development project charge	—	0.01
Expense from acquisition activities and other items	0.02	0.00
Tax effect	0.00	0.00
Adjusted Diluted (Loss) Earnings Per Common Share	$(0.01)	$0.00

Following is a reconciliation of Free Cash Flow* and Normalized Free Cash Flow from Net cash provided by operating activities:

	Three Months Ended March 31,
	2019	2018
Net cash provided by operating activities (i)	$4,777	$12,794
Capital expenditures	(18,243)	(8,918)
Payments on landfill operating lease contracts (i)	—	(509)
Proceeds from sale of property and equipment	57	342
Free Cash Flow	$(13,409)	$3,709
Contract settlement costs (ii)	—	2,100
Landfill closure, site improvement and remediation (iii)	612	426
Expense from acquisition activities and other items (iv)	663	—
Deposits on developmental capital (v)	3,768	—
Non-recurring capital expenditures (vi)	2,379	998
Normalized Free Cash Flow	$(5,987)	$7,233

(i)
Effective January 1, 2019, as a part of implementing ASC Topic 842, Leases, cash payments on landfill operating lease contracts, which historically were capitalized as property, plant and equipment and presented in the Condensed Consolidated Statements of Cash Flows as cash outflows from investing activities, are classified as cash flows from operating activities that reduce net cash provided by operating activities.

(ii)	Includes a contract settlement cash outlay associated with exiting a contract.

(iii)	Includes cash outlays associated with the Southbridge Landfill closure.

(iv)	Includes cash outlays associated with acquisition activities.

(v)	Includes deposits for capital expenditures related to new development activities.

(vi)	Includes capital expenditures related to acquisitions.

Following is the Consolidated Net Leverage Ratio* and the reconciliations of Consolidated Funded Debt, Net* from long-term debt and finance leases and Consolidated EBITDA* from Net cash provided by operating activities:

	Twelve Months Ended March 31, 2019	Covenant Requirement at March 31, 2019
Consolidated Net Leverage Ratio (i)	3.10	4.50

(i)
Our credit agreement requires us to maintain a maximum consolidated net leverage ratio, to be measured at the end of each fiscal quarter ("Consolidated Net Leverage Ratio"). The Consolidated Net Leverage Ratio is calculated as consolidated long-term debt and finance leases, net of unencumbered cash and cash equivalents in excess of $2,000 ("Consolidated Funded Debt, Net", calculated at $469,866 as of March 31, 2019, or $487,802 of consolidated long-term debt and finance leases, less $17,936 of cash and cash equivalents in excess of $2,000 as of March 31, 2019), divided by consolidated EBITDA as defined by our credit agreement ("Consolidated EBITDA"). Consolidated EBITDA is based on operating results for the twelve months preceding the measurement date of March 31, 2019. A reconciliation of Consolidated EBITDA from Net cash provided by operating activities is as follows:

Twelve Months Ended March 31, 2019
Net cash provided by operating activities	$112,817
Changes in assets and liabilities, net of effects of acquisitions and divestitures	18,417
Gain on sale of property and equipment	266
Non-cash expense from acquisition activities and other items	(771)
Loss on debt extinguishment	(7,352)
Southbridge Landfill non-cash closure charge, net	(14,776)
Impairment of investment	(1,069)
Southbridge Landfill insurance recovery for investing activities	3,506
Stock based compensation	(10,378)
Interest expense, less amortization of debt issuance costs	23,965
Provision for income taxes, net of deferred taxes	(1,392)
Adjustments as allowed by the credit agreement	28,380
Consolidated EBITDA	$151,613

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF 2019 OUTLOOK NON-GAAP MEASURES
(Unaudited)
(In thousands)

Following is a reconciliation of the Company's anticipated Adjusted EBITDA from anticipated Net income for the fiscal year ending December 31, 2019:

(Anticipated) Fiscal Year Ending December 31, 2019
Net income	$34,000 - $38,000
Provision for income taxes	1,000
Other income	(300)
Interest expense, net	26,000
Expense from acquisition activities and other items	700
Southbridge Landfill closure charge, net	1,000
Depreciation and amortization	76,000
Depletion of landfill operating lease obligations	8,600
Interest accretion on landfill and environmental remediation liabilities	5,000
Adjusted EBITDA	$152,000 - $156,000
Following is a reconciliation of the Company's anticipated Free Cash Flow and anticipated Normalized Free Cash Flow from anticipated Net cash provided by operating activities:

(Anticipated) Fiscal Year Ending December 31, 2019
Net cash provided by operating activities (i)	$111,000 - $115,000
Capital expenditures	(85,000)
Proceeds from sale of property and equipment	100
Free Cash Flow	$26,100 - $30,100
Landfill closure, site improvement and remediation expenditures (ii)	12,500
Expense from acquisition activities and other items (iii)	700
Deposits on developmental capital (iv)	3,800
Non-recurring capital expenditures (v)	7,900
Normalized Free Cash Flow	$51,000 - $55,000

i.
Effective January 1, 2019, as a part of implementing ASC Topic 842, Leases, cash payments on landfill operating lease contracts, which historically were capitalized as property, plant and equipment and presented in the Condensed Consolidated Statements of Cash Flows as cash outflows from investing activities, are classified as cash flows from operating activities that reduce net cash provided by operating activities.

ii.	Includes cash outlays associated with the Southbridge Landfill closure and the Potsdam, New York environmental site remediation.

iii.	Includes cash outlays associated with acquisition activities.

iv.	Includes deposits for capital expenditures related to new development activities.

v.	Includes capital expenditures related to acquisitions and certain developmental capital expenditures.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)
Amounts of total revenues attributable to services provided for the three months ended March 31, 2019 and 2018 are as follows:

	Three Months Ended March 31,
	2019	% of Total Revenue	2018	% of Total Revenue
Collection	$83,080	50.8%	$66,475	45.1%
Disposal	36,054	22.0%	40,234	27.3%
Power generation	1,136	0.7%	1,799	1.2%
Processing	878	0.5%	1,420	1.0%
Solid waste operations	121,148	74.0%	109,928	74.6%
Organics	13,596	8.3%	12,200	8.2%
Customer solutions	18,154	11.1%	15,170	10.3%
Recycling	10,766	6.6%	10,157	6.9%
Total revenues	$163,664	100.0%	$147,455	100.0%

Components of revenue growth for the three months ended March 31, 2019 compared to the three months ended March 31, 2018 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$3,995	6.0%	3.6%	2.7%
Disposal	1,479	3.7%	1.4%	1.0%
Solid Waste Price	5,474		5.0%	3.7%
Collection	(288)		(0.3)%	(0.2)%
Disposal	(3,429)		(3.1)%	(2.4)%
Disposal - Interruption	(639)		(0.6)%	(0.4)%
Processing	(16)		—%	—%
Solid Waste Volume	(4,372)		(4.0)%	(3.0)%
Fuel surcharge and other fees	1,570		1.5%	1.1%
Commodity price and volume	(1,203)		(1.1)%	(0.8)%
Acquisitions, net divestitures	11,908		10.8%	8.1%
Closed operations	(2,157)		(2.0)%	(1.5)%
Total Solid Waste	11,220		10.2%	7.6%
Organics	1,396			0.9%
Customer Solutions	2,984			2.1%
Recycling Operations:			% of Recycling Operations
Commodity price	(1,866)		(18.4)%	(1.3)%
Processing price	2,013		19.8%	1.4%
Volume	462		4.6%	0.3%
Total Recycling	609		6.0%	0.4%
Total Company	$16,209			11.0%

Solid waste internalization rates by region for the three months ended March 31, 2019 and 2018 are as follows:

	Three Months Ended March 31,
	2019	2018
Eastern region	46.3%	50.4%
Western region	61.5%	74.5%
Solid waste internalization	53.5%	61.5%
Components of capital expenditures (i) for the three months ended March 31, 2019 and 2018 are as follows:

	Three Months Ended March 31,
	2019	2018
Growth Capital Expenditures	$501	$561
Non-Recurring Capital Expenditures	2,379	998
Replacement Capital Expenditures:
Landfill development	2,245	2,138
Vehicles, machinery, equipment and containers	11,845	3,967
Facilities	1,076	606
Other	197	648
Replacement Capital Expenditures	15,363	7,359
Capital Expenditures	$18,243	$8,918

(i)
The Company's capital expenditures are broadly defined as pertaining to either growth, replacement or non-recurring activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Non-recurring capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition or assumption of significant new customers from a distressed or defunct market participant.